Exhibit 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), dated as of May 13, 2019 (the “Effective Date”), between NS US Holdings, Inc. (the “Company”), a subsidiary of Northern Swan Holdings, Inc. (“Parent Company”), and Mr. Amit Pandey (“Employee,” together with the Company, the “Parties” and, each, a “Party”).

WHEREAS, the Company desires to employ Employee as an employee of the Company, and Employee desires to accept such employment, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. Employment; Title; Duties and Location. The Company hereby employs Employee, and Employee hereby accepts such employment with the Company, on the terms and subject to the conditions set forth herein. During the term of this Agreement, Employee shall serve the Company and any affiliates in the position of Vice President and shall report directly to and perform the duties and responsibilities assigned to Employee from time to time by the Chief Financial Officer of the Company or his designees. Employee’s principal place of work shall initially be in New York, NY.

2. At-Will Employment. Employee agrees that Employee’s employment shall be “at-will,” meaning that such employment is not for a definite duration and, subject to Section 8 herein, may be terminated by either Employee or the Company, at any time, for Cause (as defined below), for any other reason or no reason. For purposes hereof, “Cause” means the occurrence of any one of the following on Employee’s part: (a) dishonesty of a material nature, including theft, fraud, or embezzlement of money or tangible or intangible assets or property of the Company or its employees or business relations; (b) conviction of, or a plea of nolo contendre to, a felony or act of moral turpitude (excluding any conviction of, or plea of nolo contendre to, any crime under Federal laws for possession or distribution of cannabis or of any products containing cannabis resulting from the Employee’s actions that are lawful under applicable state law and are undertaken by the Employee at the direction of the Employee’s supervisor or manager or any officer of the Company in the performance of the Employee’s duties to the Company); (c) material breach of this Agreement or Employee’s fiduciary duties to the Company; or (d) gross negligence in the performance of Employee’s duties to the Company.

3. Compensation.

3.1 Base Salary. During the term of this Agreement, Employee shall receive a base salary (the “Base Salary”) payable in substantially equal installments in accordance with the Company’s normal payroll practices and procedures in effect from time to time and subject to applicable withholdings and deductions, including all federal, state, local or other taxes or any payments of any other nature as shall be required pursuant to any law or governmental regulation or ruling. Employee’s Base Salary shall be at the annual rate of USD$200,000.00.

Employee Initials:	AP
Company Initials:	KPD

3.2 Annual Bonus. In addition to the Base Salary, Employee shall be eligible for a USD$25,000 annual, discretionary bonus (the “Annual Bonus”) that shall be paid annually by the Company at such time that the Company normally makes payments to its other employees.

3.3 Equity Grant. Employee has been granted an option to purchase 14,220 shares of the Parent Company’s common stock from the Parent Company at an exercise price that is at least equal to the fair market value per share on the date the option is granted. Such option shall be subject to such terms and conditions, including vesting conditions, as set forth in a separate Stock Option Agreement between the Parent Company and the Employee.

4. Vacation. Employee shall be entitled to accrue fifteen (15) days of paid vacation for each twelve (12) month period during the term of this Agreement, the dates of which shall be subject to the pre-approval of the Chief Executive Officer of the Company or his designee. Accrued but unused vacation days shall carry over to subsequent years until a maximum of twenty (20) days have accrued.

5. Benefits. During the term of this Agreement, Employee shall be entitled to receive such employee benefits and other fringe benefits as may be provided from time to time by the Company to its similarly-situated employees, including, for example only, but not necessarily including or limited to, group health insurance, life and disability insurance, 401(k) savings plan, sick leave, and holidays, if and when Employee meets the eligibility requirements and other terms for any such benefit. The Company reserves the right to change or discontinue any employee benefit plans or programs now or in the future being offered to employees of the Company.

6. No Other Amounts. Other than the payments and benefits provided by Sections 3 through 5 (as applicable) and 8 herein, Employee shall not be entitled to any other compensation, equity interest, profit participation, vested or unvested benefit or any payment of any kind unless approved by the Company in writing.

7. Expiration of the Term. Employee’s employment hereunder shall be “at-will,” meaning that either Employee or the Company may terminate such employment at any time, for any reason or no reason. In the event Employee elects to resign Employee’s employment, Employee shall provide the Company with at least fourteen (14) days’ advance written notice of such termination. The Company may, in its sole discretion, waive any such notice period and terminate Employee’s employment before the expiration of such notice period but will continue to pay Base Salary to the Employee through the end of such notice period. If the Company does not terminate your employment prior to the end of such notice period, Employee shall continue to perform his duties and responsibilities consistent with the provisions of Section 1 herein.

8. Effect of Termination of Employment. In the event Employee’s employment with the Company terminates, Employee shall have no right to receive any compensation, benefits or any other payments or remuneration of any kind from the Company, except as set forth below. In the event Employee’s employment with the Company is terminated for any reason, Employee shall receive the following: (i) Employee’s Base Salary through and including the effective date of Employee’s termination of employment (the “Termination Date”), which shall be paid on the first regularly scheduled payroll date of the Company following the Termination Date or on or before any earlier date as required by applicable law; (ii) payment for accrued unused vacation pay, which shall also be paid on the first regularly scheduled payroll date of the Company following the Termination Date or on or before any earlier date as required by applicable law; (iii) payment of any vested benefit due and owing under any employee benefit plan, policy or program pursuant to the terms of such plan, policy or program; and (iv) payment for unreimbursed business expenses subject to, and in accordance with, the terms of the Company’s business expense reimbursement policy, which payment shall be made within thirty (30) days after Employee submits the applicable supporting documentation to the Company, and in any event no later than on or before the last day of Employee’s taxable year following the year in which the expense was incurred.

Employee Initials:	AP
Company Initials:	KPD

9. Confidentiality, Restrictive Covenants and Intellectual Property Agreement. Contemporaneously with their respective execution of this Agreement, the Employee shall execute the Northern Swan Holdings, Inc. Confidentiality, Restrictive Covenants and Intellectual Property Agreement (the “Confidentiality Agreement”), a copy of which is annexed hereto as Exhibit A. The terms of the Confidentiality Agreement are hereby incorporated by reference into this Agreement, except that, to the extent there is an irreconcilable conflict between the terms of this Agreement and those of the Confidentiality Agreement, the terms of this Agreement shall govern. Employee’s execution and compliance with the terms of the Confidentiality Agreement is a material term of this Agreement, upon which Employee’s employment and continued employment with the Company is conditioned.

10. Cooperation. During and after the term of this Agreement, Employee shall assist and cooperate with the Company, the Parent Company and their respective affiliates (collectively, the “Company Group”) in connection with the defense or prosecution of any claim that may be made against or by the Company or any other Company Group member, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or any other Company Group member, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. The Company will reimburse Employee for reasonable expenses Employee incurs in fulfilling Employee’s obligations under this Section 12.

11. Representations Regarding Prior Work and Legal Obligations.

11.1 Employee represents and warrants that Employee has no agreement or other legal obligation with any prior employer, or any other person or entity, that restricts Employee’s ability to accept employment with the Company. Employee further represents and warrants that Employee is not a party to any agreement (including, without limitation, a non-competition, non-solicitation, no hire or similar agreement) and has no other legal obligation that restricts in any way Employee’s ability to perform Employee’s duties and satisfy Employee’s other obligations to the Company, including, without limitation, those under this Agreement.

11.2 Employee acknowledges that the Company is basing important business decisions on these representations, agreements and warranties, and Employee affirms that all of the statements included herein are true. Employee agrees that Employee shall defend, indemnify and hold the Company harmless from any liability, expense (including attorneys’ fees) or claim by any person in any way arising out of, relating to, or in connection with a breach and/or the falsity of any of the representations, agreements and warranties made by Employee in this Section 11.

Employee Initials:	AP
Company Initials:	KPD

12. Arbitration. Employee and the Company agree that, except for claims for workers’ compensation, unemployment compensation, claims before administrative agencies and any other claim that is non-arbitrable under applicable law, final and binding arbitration shall be the exclusive forum for any dispute or controversy between them, including, without limitation, disputes arising under or in connection with this Agreement, the Confidentiality Agreement, and Employee’s employment, and/or termination of employment, with the Company. This arbitration provision includes all common-law and statutory claims (whether arising under federal state or local law), including any claim for breach of contract, fraud unpaid wages, wrongful termination, or discrimination/harassment on the basis of gender, age, national origin, sexual orientation, marital status, disability, or any other protected status. Such arbitration shall be conducted in New York, New York and shall be administered by the Judicial Arbitration and Mediation Service (“JAMS”) in accordance with the JAMS’ then current employment arbitration rules and procedures and any applicable state statute, or successor or replacement statutes. Claims must be submitted to the JAMS for arbitration in accordance with the JAMS’s rules for commencing an arbitration and within the time period set forth in the applicable statute of limitations. The Company and Employee hereby agree that a judgment upon an award rendered by the arbitrator may be entered in any court having jurisdiction over the Parties. Fees of the arbitrator shall be paid by the Company where required by applicable law. Otherwise, each Party shall be solely responsible for paying their own costs associated with the arbitration, including their own attorneys’ fees and expert witness fees. However, if either Party prevails on a statutory or contract claim which affords the prevailing party their attorneys’ fees, the arbitrator may award reasonable outside attorneys’ fees to the prevailing Party. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE WAIVING THEIR RIGHTS TO BRING SUCH CLAIMS TO COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

13. Miscellaneous Provisions.

13.1 IRCA Compliance. This Agreement, and Employee’s employment with the Company, is conditioned on Employee’s establishing Employee’s identity and authorization to work as required by the Immigration Reform and Control Act of 1986 (IRCA).

13.2 Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of Employee, and shall inure to the benefit of and be binding upon the Company, other members of the Company Group and their successors and assigns, but the obligations of Employee are personal services and may not be delegated or assigned. Employee shall not be entitled to assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of Employee’s rights and obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect. This Agreement may be assigned by the Company to a person or entity that is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

Employee Initials:	AP
Company Initials:	KPD

13.3 Severability and Blue Penciling. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, if any court determines that any covenant in this Agreement, is unenforceable because the duration, geographic scope or restricted activities thereof are overly broad, then such provision or part thereof shall be modified by reducing the overly broad duration, geographic scope or restricted activities by the minimum amount so as to make the covenant, in its modified form, enforceable.

13.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (to the extent that the application of the laws of another jurisdiction would be required thereby).

13.5 Notices.

(a) Any notice or other communication under this Agreement shall be in writing and shall be delivered by hand, email, or mailed by overnight courier or by registered or certified mail, postage prepaid:

(i) If to Employee, to Employee’s mailing address or email address on the books and records of the Company.

(ii) If to the Company, to NS US Holdings, Inc., 489 Fifth Avenue, 27th Floor, New York, NY 10017, Attention: Kyle Detwiler, email: kyle@northernswan.com or at such other mailing address or email address as it may have furnished in writing to Employee.

(b) Any notice so addressed shall be deemed to be given: if delivered by hand or email, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

13.6 Survival of Terms. All provisions of this Agreement that, either expressly or impliedly, contain obligations that extend beyond termination of Employee’s employment hereunder, including without limitation Sections 9, 10, 11, 12, and 13 herein, shall survive the termination of this Agreement and of Employee’s employment hereunder for any reason.

13.7 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any Party. The Parties acknowledge that both of them have participated in drafting this Agreement; therefore, any general rule of construction that any ambiguity shall be construed against the drafter shall not apply to this Agreement. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

Employee Initials:	AP
Company Initials:	KPD

13.8 Further Assurances. The Parties will execute and deliver such further documents and instruments and will take all other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

13.9 Voluntary and Knowing Execution of Agreement. Employee acknowledges that: (a) Employee has had the opportunity to consult an attorney regarding the terms and conditions of this Agreement before executing it; (b) Employee fully understands the terms of this Agreement including, without limitation, the significance and consequences of the post-employment restrictive covenants in the Confidentiality Agreement; and (c) Employee is fully satisfied with the terms of this Agreement and is executing this Agreement voluntarily, knowingly and willingly and without duress.

13.10 Entire Agreement. This Agreement (including Exhibit A attached hereto and the recitals set forth above both of which are hereby incorporated into this Agreement) constitutes the entire understanding and agreement of the Parties concerning the subject matter hereof, and it supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements regarding such subject matter. Each Party acknowledges and agrees that such Party is not relying on, and may not rely on, any oral or written representation of any kind that is not set forth in writing in this Agreement.

13.11 Waivers and Amendments. This Agreement may be altered, amended, modified, superseded or cancelled, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party alleged to have waived compliance. Any such signature of the Company must be by an authorized signatory for the Company. No delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

13.12 Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies, electronically scanned copies and other facsimiles of this Agreement (including such signed counterparts) may be used in lieu of the originals for any purpose.

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Employee Initials:	AP
Company Initials:	KPD

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

/s/ Amit Pandey
Ms. Amit Pandey

NS US HOLDINGS, INC.

By:	/s/ Kyle Detwiler
Kyle Detwiler, Chief Executive Officer